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                                                                     EXHIBIT 4.1


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            SCS TRANSPORTATION, INC.

                  The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 4, 2000 under the name of ABC Trucking, Inc., and was amended to change the name of the Corporation to SCS Transportation, Inc. by Certificate of Amendment filed on October 1, 2001.

                  This Amended and Restated Certificate of Incorporation has been duly proposed by resolutions adopted and declared advisable by the Board of Directors of the Corporation, duly adopted by the sole stockholder of the Corporation and duly executed and acknowledged by the officers of the Corporation in accordance with Sections 103, 228, 242 and 245 of the General Corporation Law of the State of Delaware.

                  This Amended and Restated Certificate of Incorporation shall become effective at 5:00 p.m., Eastern time, on September 30, 2002 (the "Effective Date").

                  The text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

                                    Article I

                                      NAME

                  Section 1.01 The name of the Corporation is "SCS Transportation, Inc." (hereinafter referred to as the "Corporation").

                                   Article II

                                REGISTERED AGENT

                  Section 2.01 The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware, 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.


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                                   Article III

                                     PURPOSE

                  Section 3.01 The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized and incorporated under the General Corporation Law of the State of Delaware (the "DGCL").

                                   Article IV

                            AUTHORIZED CAPITAL STOCK

                  The total number of shares of stock which the Corporation shall have authority to issue is 50,050,000 shares. Such shares shall consist of 50,000 shares of preferred stock, par value $0.001 per share, amounting to $50 in the aggregate and 50,000,000 shares of common stock, par value $0.001 per share, amounting to $50,000 in the aggregate.

                  Section 4.01 Preferred Stock.

                  (a) The preferred stock of the Corporation may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not canceled in any and all such series shall not exceed the total number of shares of preferred stock authorized above.

                  (b) The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of preferred stock from time to time, in one or more series, by resolution or resolutions and the filing of a certificate pursuant to the DGCL, to establish the designations, preferences and rights of each such series and any qualifications, limitations or restrictions thereof.

                  Section 4.02 Common Stock.

                  (a) The common stock of the Corporation may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not canceled in any and all such series shall not exceed the total number of shares of common stock authorized above.

                  (b) The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of common stock from time to time, in one or more series, by resolution or resolutions and the filing of a certificate pursuant to the DGCL, to establish the designations, preferences and rights of each such series and any qualifications, limitations or restrictions thereof.


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                  (c) Without limiting the generality of the foregoing, shares of a series of common stock consisting of 20,000,000 shares, or such larger number of shares as the Board of Directors shall from time to time fix by resolution or resolutions, may be issued from time to time by the Board of Directors. Shares of this series shall be designated, and are hereinafter called "Common Stock." The holders of record of the Common Stock shall be entitled to the following rights:

                      (i) to vote at all meetings of stockholders of the Corporation, and such holders shall have one vote at all such meetings in respect of each share of Common Stock held of record by them;

                     (ii) subject to the prior rights of the holders of all classes or series of preferred stock or common stock other than Common Stock, to receive when, if and as declared by the Board of Directors out of the assets of the Corporation legally available therefor, such dividends as may be declared by the Corporation from time to time to holders of Common Stock; and

                      (iii) subject to the prior rights of the holders of all classes or series of preferred stock or common stock other than Common Stock, at the time outstanding having prior rights as to distribution of assets upon liquidation, dissolution or winding-up, to receive the remaining assets of the Corporation upon liquidation, dissolution or winding-up.

                                    Article V

                               STOCKHOLDER ACTION

                  Section 5.01 Except as otherwise fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of preferred stock or common stock other than Common Stock, (a) all action required or permitted to be taken by stockholders of the Corporation shall be taken at a duly called annual or special meeting and no action may be taken by written consent and (b) special meetings of stockholders of the Corporation for any purpose or purposes may be called only by (i) the Board of Directors pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the total number of Directors which the Corporation would have if there were no vacancies (the "Whole Board"), (ii) the Chairman of the Board of Directors, or (iii) the Chief Executive Officer of the Corporation.


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                                   Article VI

                          BOARD OF DIRECTORS; ELECTION

                  Section 6.01 Number, Election and Terms. Except as otherwise fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of preferred stock or common stock other than Common Stock, the number of the Directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board (which shall in no event be less than three). The Directors, other than those who may be elected by the holders of any class or series of preferred stock or common stock other than Common Stock, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to be originally elected for a term expiring at the first annual meeting of stockholders after the Effective Date, another class to be originally elected for a term expiring at the second annual meeting of stockholders after the Effective Date, and another class to be originally elected for a term expiring at the third annual meeting of stockholders after the Effective Date, with each class to hold office until their successors are duly elected and qualified. At each succeeding annual meeting of the stockholders, successors to the class of Directors whose terms expire at such annual meeting shall be elected for three-year terms, with members of each class to hold office until their successors are duly elected and qualified.

                   Section 6.02 Election of Directors. Unless and except to the extent that the By-laws of the Corporation (the "By-laws") shall so require, the election of Directors of the Corporation need not be by written ballot.

                                   Article VII

                    AMENDMENT OF CERTIFICATE OF INCORPORATION

                  Section 7.01 The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and, except as set forth in Article VIII, all rights, preferences and privileges of whatsoever nature conferred upon stockholders, Directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least two-thirds of the voting power of all shares of the Corporation entitled to vote generally in the election of Directors then outstanding, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal Article V, Article VI,
Article VII, and Article VIII.




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                                  Article VIII

                          EXCULPATION; INDEMNIFICATION

                  Section 8.01 Exculpation of Directors. A Director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except, if required by the DGCL, for liability (a) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the DGCL, or (d) for any transaction from which the Director derived an improper personal benefit. Neither the amendment nor repeal of this
Section 8.01 shall eliminate or reduce the effect of this Section 8.01 in respect of any matter occurring, or any cause of action, suit or claim that, but for this Section 8.01 would accrue or arise, prior to such amendment or repeal.

                  Section 8.02 Indemnification and Insurance.

                  (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a Director or officer of the Corporation or, while a Director or officer of the Corporation, is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, amounts paid or to be paid in settlement and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974, as in effect from time to time) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The Corporation shall pay the expenses incurred in defending any such proceeding in advance of its final disposition; any advance payments shall be paid by the Corporation within 20 calendar days after the receipt by the Corporation of a statement or statements from the


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claimant requesting such advance or advances from time to time; provided, however, that, if and to the extent the DGCL requires, the payment of such expenses incurred by a Director or officer in such person's capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Section 8.02 or otherwise. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to have the Corporation pay the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of Directors and officers of the Corporation.

                  (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section 8.02 is not paid in full by the Corporation within 30 calendar days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because the claimant has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 8.02 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Amended and Restated Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested Directors or otherwise. No repeal or modification of this Article shall in any way diminish or adversely affect the rights



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of any Director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

                  (d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

                  (e) Severability. If any provision or provisions of this
Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article VIII (including, without limitation, each portion of any paragraph of this Article VIII containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of any paragraph of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

                  IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer and attested by its Secretary this 26th day of September, 2002.



                                            /s/  Herbert A. Trucksess
                                            ---------------------------------
                                            Herbert A. Trucksess, III
                                            Chief Executive Officer


                                            /s/  James J. Bellinghausen
                                            ---------------------------------
                                            James J. Bellinghausen
                                            Secretary
                                            this 26th day of September, 2002.